Exhibit 10AB

FIRST AMENDMENT TO AND REINSTATEMENT OF PURCHASE AND SALE
CONTRACT

THIS FIRST AMENDMENT TO AND REINSTATEMENT OF PURCHASE AND SALE CONTRACT (this "First Amendment") is made and entered into as of the 1st day of August, 2008 (the "Amendment Date"), by and among DAVIDSON DIVERSIFIED REAL ESTATE I, L.P., a Delaware limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller"), and VL APARTMENTS, LLC, an Indiana limited liability company, having a principal address at 320 E. 90th Drive, Merrillville, Indiana 46410 ("Purchaser").

Recitals:

WHEREAS, Seller and Purchaser are parties to a Purchase and Sale Contract dated as of June 26, 2008 (as amended, the "Contract"), for the real property identified therein.

WHEREAS, Seller and Purchaser desire to amend and reinstate the Contract on the terms set forth herein.

NOW, THEREFORE, in consideration of the Contract, the covenants, promises, agreements, and conditions contained herein, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement:

1.

 Reinstatement. The Contract is hereby reinstated, as amended herein, ratified and affirmed and is effective as of the Amendment Date as if the termination by Purchaser had not occurred.

2.

 Feasibility Period. The Feasibility Period under the Contract is hereby extended to August 7, 2008 (the "Extended Diligence Period"), but only for purposes of completing the Adams/Jefferson Building Inspections (as defined below) (the "Adams/Jefferson Building Contingency"). With the sole exception of the Adams/Jefferson Building Contingency, Purchaser hereby agrees that it has completed its review of the Property and hereby waives its right to further object (pursuant to Sections 3.2 or 4.3 of the Contract or otherwise) to any matter concerning the Title Documents, the Survey, the Property Contracts, the Leases, the Miscellaneous Property Assets, the physical condition of the Property, or otherwise with respect to the Property, except as expressly set forth in Section 4.6 of the Contract. Purchaser agrees that, except as provided in Section 4 of this First Amendment, Purchaser's right to terminate the Contract is irrevocably waived, the Deposit (including the Additional Deposit when delivered) is non-refundable, and Purchaser's obligation to purchase the Property is non-contingent and unconditional except only for the satisfaction of the conditions expressly stated in Section 8.1 of the Contract,

3.

 Additional Deposit. Unless the Contract is terminated in accordance with Section 4 of this First Amendment, Purchaser shall deliver the Additional Deposit to the Escrow Agent on or before one Business Day after the expiration of the Extended Diligence Period.

4.

 Adams Building Contingency. Purchaser has requested the right to conduct certain inspections relating to: (a) the structural integrity of the Adams Building located on the Property, including the stability of the foundation of the Adams Building and the columns located on the exterior of the Adams Building, (b) drainage issues relating to the Adams Building (c) the structural integrity of the Jefferson Building located on the Property, (d) any repair or replacement work required to be performed on the buildings as a result of such structural and drainage issues, and (e) drain tile repair work that was performed by Seller on certain buildings located on the Property to resolve water instrusion issues into basements of the buildings (the "Adams/Jefferson Building Inspections"). The nature and scope of the Adams/Jefferson Building Inspections shall be limited as set forth herein and the same shall be subject to all of the terms and conditions of the Contract, including, without limitation, Section 3.4.2. If, based on the Adams/Jefferson Building Inspections, Purchaser discovers an issue having a material and adverse effect on the operation or marketability of the Property ("Material Item") (as demonstrated by reasonable evidence and back-up provided by Purchaser to Seller in writing), then, as Purchaser's sole and exclusive remedy, Purchaser shall have the right to terminate this Contract in its entirety by giving written notice (along with reasonable detail, evidence and back-up with respect to such Material Item) to that effect to Seller and Escrow Agent on or before 5:00 p.m. (in the time zone in which the Escrow Agent is located) on the date of expiration of the Extended Diligence Period. If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall forthwith return the Initial Deposit to Purchaser (subject to Purchaser's obligation under Section 3.5.2 of the Contract to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit). If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Extended Diligence Period in strict accordance with the notice provisions of this Section 4, Purchaser's right to terminate under this Section 4 shall be permanently waived, Purchaser shall be deemed to have accepted the physical condition of the Property and to have released Seller of all claims with respect thereto (in addition to any releases set forth in the Contract, including, without limitation, under Section 6.2 thereof), and this Contract shall remain in full force and effect, the Deposit (including both the Initial Deposit and, when delivered in accordance with Section 4 of this First Amendment, the Additional Deposit) shall be non-refundable, and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1 of the Contract. The termination right set forth in this Section 4, replaces in its entirety any right of Purchaser to terminate the Contract under Section 3.2 of the Contract and Purchaser shall have no further right to terminate the Contract in accordance therewith.

5.

Closing. The Closing Date shall be August 27, 2008.

6.

 Ratification of Contract. All terms and provisions of the Contract not specifically modified or amended by this First Amendment shall remain in full force and effect, and the Contract, as expressly modified herein, is hereby ratified, confirmed and approved in all respects by the parties hereto.

7.

Miscellaneous. The following provisions shall apply with respect to this First Amendment:

a.

Capitalized terms used, but not otherwise defined, herein shall have the same meaning as ascribed to such terms in the Contract.

b.

In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

c.

This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement. Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

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NOW, THEREFORE, the parties hereto have executed this First Amendment to Purchase and Sale Contract as of the date first set forth above.

SELLER:

DAVIDSON DIVERSIFIED REAL ESTATE I, L.P., a Delaware limited partnership

By: DAVIDSON DIVERSIFIED PROPERTIES, INC., a Tennessee corporation,

its managing general partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

[Purchaser's signature continues on next page]

[Purchaser's signature to First Amendment to Purchase and Sale Agreement] PURCHASER:

VL APARTMENTS, LLC,

an Indiana limited liability company

By:  /s/Nancy L. Clifford

Name:  Nancy L. Clifford

Title:  General Manager